Exhibit 4.5

                                           Form of Income Distribution Agreement

                                  CONFIRMATION

From:    MACRO Securities Depositor, LLC
         MACROShares Up Oil Benchmark Holding Trust

To:      MACRO Securities Depositor, LLC
         MACROShares Down Oil Benchmark Holding Trust

Date:    June     , 2006
              ----

Re:      Income Distribution Agreement

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Ladies and Gentlemen:

         This letter agreement (this "Confirmation") is intended to confirm the terms and conditions of the transaction (the "Transaction") entered into between us on the Trade Date set forth below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. Any capitalized terms used but not defined herein or in the Definitions shall have the meanings set forth in the Down-MACRO Holding Trust Agreement (the "Down-MACRO Holding Trust Agreement") or the Up-MACRO Holding Trust Agreement (the "Up-MACRO Holding Trust Agreement"), each dated as of June , 2006, among MACRO Securities
Depositor, LLC, [         ], as Trustee, and [         ], as Administrative
Agent and Marketing Agent. In the event of any inconsistency between any such definitions and provisions and this Confirmation, this Confirmation will govern.

         This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement (Multicurrency-Cross Border) dated as of June , 2006, as amended and supplemented from time to time (the "Agreement"), between the MACROShares Up Oil Benchmark Holding Trust (the "Up-Macro Holding Trust") and the MACROShares Down Oil Benchmark Holding Trust (the "Down-Macro Holding Trust"). All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between the provisions of the Agreement and this Confirmation, this Confirmation will prevail for the purposes of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Trade Date:                        ______, 200_

Effective Date:                    ______, 200_

Termination Date:                  The earlier of (i) ______, 2026, which is the
                                   Final Scheduled Termination Date, and (ii) an
                                   Early Termination Date (as used herein having the meaning set forth in the Up-MACRO Holding
                                   Trust Agreement and the Down-MACRO Holding
                                   Trust Agreement.

Distribution Dates:                The 25th day of each March, June, September
                                   and December, during the Term of this
                                   Transaction, subject to adjustment in
                                   accordance with the Following Business Day
                                   Convention.

Income Distribution Payments and
Income Distribution Payment Payer: With respect to any Distribution Date, if the
                                   Down-MACRO Earned Income Accrual is less than the Down-MACRO Available Income Accrual, the Down-MACRO Holding Trust will pay the Down-MACRO Income Distribution Payment to the Up-MACRO Holding Trust on such Distribution Date. If the Up-MACRO Earned Income Accrual is less than the Up-MACRO Available Income Accrual, the Up-MACRO Holding Trust will pay the Up-MACRO Income Distribution Payment to the Down-MACRO Holding Trust on such Distribution Date.

Down-MACRO
Income Distribution Payment:       With respect to any Distribution Date an
                                   amount equal to the positive difference, if any, between the Down-MACRO Available Income
                                   Accrual for the preceding Calculation Period and the Down-MACRO Earned Income Accrual for such Calculation Period.

Up-MACRO
Income Distribution Payment:       With respect to any Distribution Date, an
                                   amount equal to the positive difference, if any, between the Up-MACRO Available Income
                                   Accrual for the preceding Calculation Period and the Up-MACRO Earned Income Accrual for such Calculation Period.

Available Income Accrual
and Earned Income Accrual:         With respect to any Distribution Date, the
                                   Up-MACRO Available Income Accrual and
                                   Down-MACRO Available Income Accrual, and the
                                   Up-MACRO Earned Income Accrual and Down-MACRO
                                   Earned Income Accrual have the respective meanings in the Up-MACRO Holding Trust
                                   Agreement and the Down-MACRO Holding Trust
                                   Agreement.

Starting Level:                    Initially USD ______/barrel for any
                                   Distribution Day, subject to adjustment in connection with an Up-MACRO Recapitalization
                                   Event or a Down-MACRO Recapitalization Event.

Ending Level:                      With respect to any Price Determination Day,
                                   the Applicable Reference Price of Crude Oil on such Price Determination Day.

Applicable Reference
Price of Crude Oil:                Has the meaning set forth in the Up-MACRO
                                   Holding Trust Agreement and the Down-MACRO
                                   Trust Agreement.

Price Determination Day:           Has the meaning set forth in the Up-MACRO
                                   Holding Trust Agreement and the Down-MACRO
                                   Trust Agreement.

Business Day:                      New York

Calculation Agent:                 The Administrative Agent

Early Termination:
-----------------

With respect to any Early Termination Date (as defined in the Down-MACRO Holding Trust Agreement and the Up-MACRO Holding Trust Agreement), the Settlement Amount due in respect of this Transaction shall be equal to the Up-MACRO Income Distribution Payment or Down-MACRO Income Distribution Payment, as applicable, determined in respect of such Early Termination Date by the Calculation Agent in accordance with the terms of this Confirmation.

3.       Account Details:

Account(s) for payments to Up-MACRO Holding Trust:

Account(s) for payments to Down-MACRO Holding Trust:

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                    Yours sincerely,

                                    MACROSHARES UP OIL BENCHMARK HOLDING TRUST

                                    By: [                                     ],
                                    not in its individual capacity but solely as
                                    Up-MACRO Holding Trustee


                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:

Confirmed as of the
date first above written:

MACROSHARES DOWN OIL BENCHMARK HOLDING TRUST

By: [                                     ],
not in its individual capacity but solely as
Down-MACRO Holding Trustee


By:
    ---------------------------------------
    Name:
    Title: